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Office of the Chief Accountant                              Arthur Andersen LLP
Securities and Exchange Commission                          Suite 5800
450 Fifth Street, N.W.                                      901 Main Street
Washington, D.C. 20549                                      Dallas TX 75202-3799

                                                            Tel 214 741 8500

                                                            www.andersen.com

April 18, 2002

Gentlemen:

We have read the first, second and third paragraphs of Item 4 as they relate to Arthur Andersen LLP included in the Form 8-K dated April 17, 2002, of SOURCECORP, Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By   /s/ Rick W. Kraft
     Rick W. Kraft


TDK

Copy to:
Mr. Barry Edwards
SOURCECORP, Incorporated